Exhibit 10.7
LICENSE AGREEMENT

This License Agreement ("Agreement") is made and entered into this 1st day of September, 2010 by and between American Education Center, Inc. a New York corporation with an office in Flushing, New York ("AEC" or" Licensor") and Frontera Associates, Inc., a Florida corporation with an office in Boca Raton, Florida ("Frontera" or" Licensee')
Whereas, AEC has developed intellectual property during more than 10 years, as shown in Schedule A annexed hereto ("Licensed Property"), and

Whereas AEC desires to grant to Frontera and Frontera desires to obtain from AEC an exclusive license to use the Licensed Property set forth in this Agreement throughout the world;
Now, Therefore, the parties agree as follows:

1.
LICENSE FEE. Licensee shall pay a license fee of 1% of all net revenue generated by Licensee in Licensee's activities associated with the Licensed Property. All amounts payable hereunder by Licensee shall be payable quarterly in United States funds via wire transfer.

2.
LICENSED PROPERTY.  Licensee hereby acknowledges and agrees that the Licensed Property constitutes and contains valuable proprietary information and trade secrets, substantial creative efforts and confidential information of Licensor. Accordingly, Licensee agrees to treat (and take precautions to ensure that its employees treat) the Licensed Property as confidential in accordance with the confidentiality requirements and conditions set forth below.

CONFIDENTIALITY.  Each party agrees to keep confidential all confidential information disclosed to it by the other party in accordance herewith, and to protect the confidentiality thereof in the same manner it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection of confidential information); provided however, that neither party shall have any such obligation with respect to use of disclosure to others not parties to this Agreement of such confidential information as can be established to: (a) have been known publicly; (b) have been known generally in the industry before communication by the disclosing party to the recipient; (c) have become known publicly, without fault on the part of the recipient, subsequent to disclosure by the disclosing party; (d) have been known otherwise by the recipient before communication by the disclosing party; or (e) have been received by the recipient without any obligation of confidentiality from a source (other than the disclosing party) lawfully having possession of such information.

3.
AEC represents its belief that it is the owner of the entire right, title, and interest in and to the Licensed Property and that it has the sole right to grant licenses thereunder, and that it has not knowingly granted licenses thereunder to any other entity that would restrict rights granted hereunder except as stated herein.

4.	TERMINATION BY LICENSOR. This Agreement may be terminated by the Licensor if any of the following events of default occur and are not cured:
a.	if Licensee materially fails to perform or comply with this Agreement or any provision hereof;
b.	if Licensee fails to comply with the provisions of paragraph 3 herein or makes an assignment in violation of this Agreement;
c.	if Licensee becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors;
d.
if a petition under any foreign, state, or U.S. bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party against Licensee, and if such petition is filed by any third party, or an application for a receiver is made by anyone and such petition or application in not resolved favorably within ninety (90) days.

5.	LICENSOR CONTINUING OBLIGATIONS. Licensor's obligations under paragraph 3 herein will survive the termination of this Agreement or of any license granted under this Agreement for whatever reason.

6. TERMINATION BY LICENSEE. This Agreement may be terminated by the Licensee if any of the following events of default occur and are not cured:
a.	if Licensor materially fails to perform or comply with this Agreement or any provision hereof;
b.	if Licensor fails to strictly comply with the provisions of paragraph 3 herein or makes an assignment in violation of this Agreement;
c.	if Licensor becomes insolvent or admits in writing its inability to pay its debts as they mature, or makes an assignment for the benefit of creditors;
d.
if a petition under any foreign, state, or U.S. bankruptcy act, receivership statute, or the like, as they now exist, or as they may be amended, is filed by a party against Licensor, and if such petition is filed by any third party, or an application for a receiver is made by anyone and such petition or application in not resolved favorably within ninety (90) days.

In the alternative, should Licensor breach any provision of the Agreement which remains uncured, then the Licensee may take over the Licensor and continue to fulfill the terms of this Agreement.

7.
EFFECTIVE DATE OF TERMINATION AND ACTIONS. Termination due to a breach stated above shall be effective ninety (90) days after notice of termination to the defaulting party if such default has not been cured within such Ninety (90) day period. Within ten (10) days after termination of this Agreement, Licensee shall cease and desist all use of the licensed property and shall return to Licensor all licensed property in its possession or control.

8. TERM. The term of this Agreement and License is 30 years.

9.
NOTICES. All notices, authorizations, and requests in connection with this Agreement shall be deemed given (a) five (5) days after being deposited in the U.S. mail, postage prepaid, certified or registered, return receipt requested; or (b) one (1) day after being sent by overnight courier, charges prepaid; and addressed as set forth below or to such other address as the party to receive the notice or request so designates by written notice to the other.

Any notice required to be given shall be sent to the following address:
If to AEC:
Max Chen, Ph.D.
Dix Hills, NY
If to FRONTERA:
Daniel Kallan
Boca Raton, Florida

10.	ASSIGNMENT. Licensee may assign or otherwise transfer the benefits this Agreement or its rights thereunder.

11.
GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Florida. Licensee hereby consents to the jurisdiction of the Florida state courts or if there is exclusive federal jurisdiction, the United States District court for the State of Florida

12.
ENTIRE UNDERSTANDING. This Agreement contains the entire understanding and agreement between the parties respecting the subject matter hereof. This Agreement may not be supplemented, modified, amended, released or discharged except by an instrument in writing signed by each party's duly authorized representative. Any waiver by either party of any default or breach hereunder shall not constitute a waiver of any provision of this Agreement or of any subsequent default or breach of the same or a different kind. If any provision of this Agreement shall be held by a court of competent jurisdiction to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect.

In Witness Whereof, the parties have caused their duly authorized representatives to execute this Agreement as of the date first set forth above.

American Education Center
By   /s/Max Chen
       Max Chen, Director and CEO
By   /s/Anatoly Potik
      Anatoly Potik, Director
BY   /s/Mark Kallan
       Mark Kallan, Director

Frontera Associates, Inc.
By    /s/Daniel Kallan
        Daniel Kallan, President

SCHEDULE A:                                           LICENSED PROPERTY (Page 1 of 2)

•           The American Education Center name
•           Brochures
•           Literature
•           Manuals
•           Know how
•           Logos
•           Contacts and arrangements with schools including but not limited to the following:

Within the United States

Arcadia University
Arkansas State University
Campbellsville University
Carson-Newman College
University of Charleston
Dickinson State University
Fairmont State University
Fresno Pacific University
High Point University
Marshall University
Penn Foster College and Career School
Phoenix East Aviation
Purdue University
Rhodes College
Saint Leo University
Salem International University
College of St. Joseph
Tiffin University
Wilkes University
Columbia University
Fairmont State Community and Technical College
State University of New York
Additional schools may be added or removed from this list, but all schools with whom AEC shall develop relationship with, shall be a part of the Licensed Property.

SCHEDULE A:                                           LICENSED PROPERTY (Page 2 of 2)

Within China

Chongqing Normal University
Sichuan Normal University
Beijing Technology and Business University
Zhongshan (Sun Yat-Sen) University
Nanjing University
University of Intemational Business and Economics
Wuhan University of Technology
Zhejiang Yu Xiang Foreign Language College
 Fujian Normal University
Southwest University of Finance & Economics
Peking University
Tsinghua University
Shanghai University
Beijing Normal University
Foundation College of China Scholarship Council
University of Science and Technology Beijing
Shanghai University
Shandong University
Guangzhou Sports University
Additional schools may be added or removed from this list, but all schools with whom AEC shall develop relationship with, shall be a part of the Licensed Property.